SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT   November 21, 2000
                 (Date of Earliest Event Reported)

                    JACKPOT ENTERPRISES, INC.
     (Exact name of registrant as specified in its charter)

                    Commission File No. 1-9728

        Nevada                              88-0169922
________________________         ____________________________________
(State of Incorporation)         (I.R.S. Employer Identification No.)

8750 N. Central Expressway, #600
       Dallas, Texas                            75231
_________________________________            __________
(Address of principal                        (Zip Code)
   executive offices)

Registrant's telephone number, including area code:  (214) 696-8830

1110 Palms Airport Drive
Las Vegas, Nevada 89119
_____________________________________________________________
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
_______  ____________________________________

     On July 8, 2000, Jackpot Enterprises, Inc. ("Jackpot" or the "Company") entered into a definitive agreement to dispose of its gaming machine route operations segment (the "Route Operations") for $45 million in cash to E-T-T, Inc. ("E-T-T" or the "Purchaser"). On October 30, 2000, the Company agreed to a conditional modification of the agreement due to issues relating to the Purchaser's financing. The modification reduced the net after-tax cash proceeds from the sale by approximately $4.5 million.
On November 21, 2000, the Company closed the sale of the Route Operations on the revised terms.

Item 7.  Financial Statements, Pro Forma Financial Information and
_______  _________________________________________________________

         Exhibits.
         _________

(b)  Pro Forma Financial Information.

     The Pro forma financial information relating to the transaction described in Item 2 has not been included herein. The effects of the operations sold have already been reflected in the historical financial statements of the Company as discontinued operations as reported on Form 10-K for the year ended June 30, 2000 and Form 10-Q for the three months ended September 30, 2000.

(c)  Exhibits.

     1. Stock Purchase Agreement dated July 8, 2000 between Jackpot Enterprises, Inc. and E-T-T, Inc. (1)

     2. Modification Letter dated October 30, 2000 between Jackpot Enterprises, Inc. and E-T-T, Inc. (2)

_________________________________________
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.


                                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JACKPOT ENTERPRISES, INC.


                                   By:  /s/ Mark W. Hobbs
                                        ________________________
                                        Name: Mark W. Hobbs
                                        Title:   President


Dated: November 30, 2000